EXHIBIT 99.1

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)

Financial Statements

TABLE OF CONTENTS

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)

Page

FINANCIAL STATEMENTS:

Independent Auditors' Report	1

Balance Sheets as of December 31, 2006 and 2005	2-3

Statements of Income and Members’ Interest for the Years Ended December 31, 2006, 2005 and 2004	4

Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004	5-6

Notes to Financial Statements	7-10

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Rocawear Licensing, LLC
New York, New York

We have audited the accompanying balance sheets of Rocawear Licensing, LLC as of December 31, 2006 and 2005 and the related statements of Income and Members’ Interest, and Cash Flows for the three years ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocawear Licensing LLC at December 31, 2006 and 2005, and the results of its operations and its cash flows for the three years ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, on March 30, 2007, certain assets of the Company, including all trademarks and licensees’ contracts, were sold to Iconix Brand Group, Inc.

/s/ BDO Seidman, LLP

April 9, 2007

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Balance Sheets
December 31, 2006 and 2005

ASSETS (Note 4)

	2006	2005
Current assets:
Cash	$251,267	$32,285
Royalties receivable (Note 3)	5,266,358	4,580,320
Due from Affiliate (Note 6)	15,799,367	19,313,560
Total current assets	21,316,992	23,926,165

Other assets:
Due from affiliate - subordinated note receivable (Note 6)	6,411,000	6,411,000
Deferred financing costs, net of accumulated amortization of $252,728 in 2006, and $18,810 in 2005 (Note 2)	—	233,918

Total Assets	$27,727,992	$30,571,083

See Notes to financial statements.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Balance Sheets
December 31, 2006 and 2005

LIABILITIES AND MEMBERS’ INTEREST

	2006	2005
Current liabilities:
Accounts payable and accrued expenses (Note 4)	$305,435	$111,467
Current portion of note payable (Note 4)	5,000,000	4,166,668
Current portion of subordinated note payable - member’s redemption (Note 5)	—	651,345
Distributions payable to Member (Note 6)	—	43,014
Deferred revenue (Note 2)	96,530	241,000
Total current liabilities	5,401,965	5,213,494

Note payable (Note 4)	15,000,000	6,500,649

Subordinated note payable - members’ redemption (Note 5)	—	3,431,884

Total liabilities	20,401,965	15,146,027

Commitments and Contingencies (Notes 4, 6)

Members’ Interest	7,326,027	15,425,056

Total Liabilities and Members’ Interest	$27,727,992	$30,571,083

See Notes to financial statements.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Statements of Income and Members’ Interest
For the years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Royalty Income (Notes 3 and 6)	$30,149,574	$25,503,331	$24,716,586
Advertising income (Note 6)	4,428,000	3,628,946	3,151,477
Total Revenue	34,577,574	29,132,277	27,868,063

Operating expenses:
General and administrative	226,503	289,698	276,063
Advertising expense (Note 6)	4,428,000	3,628,946	3,151,477

Operating Income	29,923,071	25,213,633	24,440,523

Other expenses:
Amortization of deferred financing costs	233,918	18,810	—
Interest expense, net of interest income of $14,539 in 2006, -0- in 2005 and $42,000 in 2004.	1,256,976	274,807	168
Other expense (income)	(77,500)	—	—
Total other expenses	1,413,394	293,617	168

Gain on forgiveness of debt (Note 5)	1,574,186	—	—

Net Income	30,083,863	24,920,016	24,440,355

Members’ Interest, beginning of year	15,425,056	19,349,775	12,434,735

Members’ redemption (Note 1)	—	(18,162,527)	—

Members’ distributions	(38,182,892)	(10,682,208)	(17,525,315)

Members’ Interest, end of year	$7,326,027	$15,425,056	$19,349,775

See Notes to financial statements.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Statements of Cash Flows
For the years ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities
Net income	$30,083,863	$24,920,016	$24,440,355
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on forgiveness of debt	(1,574,186)	—	—
Amortization of deferred financing costs	233,918	18,810	—
Change in assets and liabilities:
Royalty receivable	(686,038)	(738,939)	415,935
Due from affiliate	3,514,193	(6,689,637)	(3,631,566)
Accounts payable and accrued expenses	193,968	80,735	(26,348)
Deferred revenue	(144,470)	(341,180)	23,780
Net cash provided by operating activities	31,621,248	17,249,805	21,222,156

Cash flows from investing activities:
Repayment from (advances to) member	—	621,735	(907,235)
Net cash provided by (used in) investing activities	—	621,735	(907,235)

Cash flows from financing activities:
Proceeds from note payable	11,966,626	12,500,000	—
Repayment of note payable	(2,633,943)	(1,832,683)	—
Note payable - redemption	(2,509,043)	—	—
Deferred financing costs	—	(252,728)	—
Advance to affiliate - subordinated	—	(3,918,000)	(2,493,000)
Member’s redemption	—	(14,079,298)	—
Members’ distributions	(38,225,906)	(10,639,194)	(17,525,315)
Net cash used in financing activities	(31,402,266)	(18,221,903)	(20,018,315)

Net increase (decrease) in cash	218,982	(350,363)	(296,606)
Cash, beginning of year	32,285	382,648	86,042
Cash, end of year	$251,267	$32,285	$382,648

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$970,744	$274,807	$42,168

See Notes to financial statements.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Statements of Cash Flows
For the years ended December 31, 2006, 2005 and 2004

Supplemental Schedule of Non-Cash Financing Activities

During the year ended December 31, 2005, Rocawear issued a subordinated note payable with a present value of $4,083,229 to the redeemed member for part of Rocawear’s purchase of this member’s interest.

During the year ended December 31, 2006, the subordinated note payable was reduced by $1,574,186, in full satisfaction of the note payable to the redeemed member, and recorded as forgiveness of debt in the Statement of Income and Members’ Interest.

See Notes to financial statements.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Notes to Financial Statements

Note 1 - The Company

Rocawear Licensing, LLC (the “Company” or “Rocawear”), a majority owned subsidiary of ROCSAN Holdings, LLC (“ROCSAN”), is a limited liability company duly organized and existing under the laws of the State of New Jersey that was formed in July 2001 to own and grant rights to use its trademark in connection with the manufacture and sale of designated products.

ROCSAN was formed in September 23, 2005, with contributions from the former holders of Rocawear.

Rocawear is a member of a group of affiliated companies and, as described in Note 6, has significant transactions with Roc Apparel Group LLC (the “Affiliate”) and relationships with another member of the group. Rocawear and its affiliates are related by common ownership and control.

On September 22, 2005, Rocawear purchased one member’s 25% interest for the aggregate amount of approximately $18,200,000. Simultaneously, the remaining members in Rocawear transferred substantially all of their members’ interest to a newly created limited liability company known as ROCSAN.

Rocawear is a limited liability company with a finite life until December 31, 2050. Members of limited liability companies are not obligated personally for any debt, obligation or liability of the company solely by reason of being a member.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

Rocawear is party to various licensing agreements pursuant to which it grants rights to use its trademarks in connection with the manufacture and sale of designated products. The license agreements typically provide for designated terms with renewal options based on achievement of specified sales volumes. The agreements provide for a royalty and advertising fee based on the minimum royalties and additional revenues based on a percentage of licensees’ sales of the designated products. Advances from Rocawear’s licensees are deferred and are earned based upon each licensee’s contract agreement. At December 31, 2006 and 2005 Rocawear had approximately $97,000 and $241,000, respectively, of deferred revenue relating to royalty income.

Deferred Financing Costs

Deferred Financing Costs which relate to the term loan secured on September 1, 2005 are amortized by the straight-line method over a three year period from September 1, 2005 through September 30, 2008. The balance remaining as of December 31, 2005 of approximately $234,000 was fully amortized during the year ended December 31, 2006 following the full repayment of the term loan on November 1, 2006 (see Note 4).

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes

Rocawear is a limited liability company. A limited liability company is not a tax paying entity for the federal and state purposes. Each member is individually responsible for reporting his share of the taxable income or loss. Accordingly, there is no provision for federal and state income taxes on the income of Rocawear.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the financial statements when it is more likely than not, based on technical merits, that the position will be sustained upon examination. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company’s results of operations or its financial position.

Note 3 - Concentration of Credit Risk and Major Licensees

Cash

Rocawear places its cash with a financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

Royalty Receivable/Revenue

All licensing revenue is derived from license agreements with manufacturers located in the United States. Revenue from three unrelated licensees representing 34%, 30% and 11%, accounted for a total of approximately 75% of Rocawear’s royalty income from unrelated parties for the year ended December 31, 2006. Revenue from four unrelated licensees representing 50%, 16%, 14%, and 10%, accounted for a total of approximately 90% of Rocawear’s royalty income from unrelated parties for the year ended December 31, 2005. Revenue from two unrelated licensees representing 52% and 17%, accounted for approximately a total of 69% of Rocawear’s royalty income from unrelated parties for the year ended December 31, 2004. Amounts due from these licensees at December 31, 2006 representing 36%, 34%, and 11%, accounted for approximately 81% of the royalties receivable. Amounts due from these licensees at December 31, 2005 representing 53%, 13%, 14%, and 9%, accounted for approximately 89% of the royalties receivable.

Note 4 - Note Payable

On September 22, 2005, Rocawear financed the purchase of one member’s interest (see Note 1) with a $12,500,000 term loan from a financial institution. The terms of the loan include twelve quarterly installments of approximately $1,042,000, plus interest, commencing on December 1, 2005 through September 1, 2008, at the prime rate plus 2%. In addition, the financial institution has the right to apply proceeds from royalty collections towards the next scheduled term loan principal amount. During the year ended December 31, 2005, the financial institution applied royalty collections of approximately $791,000 to reduce the principal balance of the term loan.

On November 1, 2006, Rocawear financed a new term loan in the amount of $20,000,000. The term loan is payable over three years in quarterly installments of $1,250,000 commencing on February 1, 2007 through November 1, 2009, with a remaining balloon payment of approximately $6,250,000 due November 1, 2009. Interest is computed at the prime rate plus 1% (9.25% at December 31, 2006). At December 31, 2006, $300,741 of accrued interest is included in accounts payable and accrued expenses. The financing agreement requires financial and non-financial covenants as well as restrictions to member’s distributions (see Note 6). The term loan is secured by all of the assets of Rocawear and is cross-guaranteed by the Affiliate.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Notes to Financial Statements

Note 4 - Note Payable (continued)

At December 31, 2006, scheduled maturities of the note payable are as follows:

Year Ending December 31
2007	$5,000,000
2008	5,000,000
2009	10,000,000
$20,000,000

Note 5 - Subordinated Note Payable - Member’s Redemption

Rocawear issued a non-interest bearing note payable for $5,000,000 to an individual as part of Rocawear’s purchase of this member’s entire 25% interest in the Company (see Note 1). The note is subordinated to the term loan with a financial institution (see Note 6). The payment terms call for monthly installments of $83,333, which are non-interest bearing, commencing January 1, 2006 until paid in full. The note was recorded at $4,083,229, which represented the present value of future payments at Rocawear’s borrowing rate of 8%.

On July 11, 2006, Rocawear and the former member entered into an agreement whereby Rocawear would make a final payment of $2,050,000 in full satisfaction of the note. The settlement of this note resulted in a forgiveness of debt by the former member of approximately $1,574,186, which has been reflected in the accompanying statement of income and members’ interest for the year ended December 31, 2006.

Note 6 - Related Party Transactions

Due from/to Member

At December 31, 2004, a note receivable of approximately $622,000 was outstanding from a member bearing interest at 5.5% per annum, which was subsequently paid during the year ended December 31, 2005. Interest income for the year ended December 31, 2004 amounted to approximately $42,000.

Due from Affiliate/Royalty Revenue/Expenses

Rocawear grants the use of its trademark under a licensing agreement to the Affiliate which is related through common ownership and control, which provides for royalty and advertising revenue based upon percentages of sales through 2023. During the years ended December 31, 2006, 2005 and 2004, revenue for the use of the trademark was approximately $8,060,000, $6,500,000 and $7,000,000, respectively. At December 31, 2006 and 2005, related amounts due from the Affiliate are cumulative, non-interest bearing and due on demand, and were approximately $15,799,000 and $19,314,000, respectively.

Rocawear is provided with substantially all administrative and other support services by the Affiliate at no charge. Advertising fees earned for each licensee are assigned to the Affiliate. The total advertising fees paid to the Affiliate by licensees were approximately $4,400,000, $3,600,000 and $3,200,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Additionally, amounts owed to Rocawear by the Affiliate for advertising under its licensing agreement were waived in the amount of approximately $2,100,000, $2,128,000 and $2,100,000 for the years ended December 31, 2006 and 2005, respectively.

Rocawear, from time-to-time, advances the Affiliate funds for working capital. At December 31, 2006 and 2005, the amount due from the Affiliate was approximately $6,411,000, which is non-interest bearing and subordinated to the Affiliate’s note payable to the financial institution.

ROCAWEAR LICENSING, LLC
(A Limited Liability Company)
Notes to Financial Statements

Note 6 - Related Party Transactions (continued)

Due from Affiliate/Royalty Revenue/Expenses (continued)

The Affiliate entered into a financing agreement with a commercial financial institution for asset-based lending. Additionally, the Affiliate and Rocawear borrowed funds to finance the purchase of the interest of one of Rocawear’s members with a term loan (see Note 4). This commercial financial institution has combined both financing agreements whereby all of the assets of Rocawear as well as the Affiliate are pledged as collateral. The combined financial agreement contains various covenants, as defined, and restrictions. If any of the covenants or restrictions are not complied with, the commercial financial institution could accelerate the due date of the term loan. Rocawear has cross-corporate guarantees with the Affiliate which expire in November 2009 based on the terms of the loan agreement dated November 1, 2006. Rocawear repaid the old term loan and financed a new term loan; the remaining proceeds of the new term loan were distributed to its members. The terms of the financing agreement remained unchanged. At December 31, 2006 and 2005, the maximum potential of future payments that Rocawear and the Affiliate would have to make under the guarantee are $20,474,000 and $10,875,000 respectively. Should Rocawear or the Affiliate be required to perform under their respective guarantee, recourse would be limited to the assets of the entity.

Appearances Fees and Promotion

In 2005, Rocawear entered into a contract with a member for appearance fees and promotion of the Rocawear trademark which would become effective upon a 50% change of management control or ownership, whereby Rocawear would be required to pay 1% of net sales of its licensees to the respective member.

Note 7 - Subsequent Events

Subsequent to December 31, 2006 and through March 19, 2007, Rocawear distributed approximately $4,400,000 in cash to its members.

On March 30, 2007, certain assets of Rocawear Licensing LLC, including all trademarks and licensees’ contracts, were sold for approximately $204,000,000, to Iconix Brand Group, Inc., a publicly traded company registered on the NASDAQ Global Market. Appearance and promotion fees with a member (see Note 6) have terminated with Rocawear upon completion of the sale, and this member agreed to waive the change in control stipulation.